UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GATEWAY CERTIFICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-5548974
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Meadow Street, Suite 308, Brooklyn, NY 11206
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-144228

Securities to be registered under Section 12(g) of the Act:

Common Stock, $.001 Par Value

(Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, filed with the Commission (File No. 333-144228) is incorporated by reference into this registration statement.  As of the filing of this registration statement, the Registrant had 8,343,000 shares of common stock issued and outstanding which are held by 43 stockholders of record.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Form of Share Certificate
10.1*	Private Placement Memorandum
10.2*	Subscription Agreement
10.3*	Registration Rights Agreement

* Filed as Exhibits 3.1, 3.2, 4.1, 10.1, 10.2 and 10.3, respectively to the to the registrant’s Form SB-2 filed with the SEC on June 29, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GATEWAY CERTIFICATIONS, INC.

Date: July 24, 2009
Name: /s/ Lawrence Williams, Jr.
Title: Chief Executive Officer

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